Provisional English Translation
Original Agreement Executed in Japanese

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Amendment Agreement to Agency Services Agreement

Japan Post Co., Ltd. (hereinafter referred to as “JPC”) and American Family Life Assurance Company of Columbus (hereinafter referred to as “Aflac”) hereby agree as follows and enter into an amended agreement to the Agency Services Agreement dated March 1, 2008 between JPC (company name changed from Japan Post Network Co., Ltd. upon absorption-type merger with Japan Post Network Co., Ltd. effective October 1, 2012) (hereinafter referred to as “the Original Agreement”) and Aflac (hereinafter referred to as “the Amended Agreement”). Terminology not defined in the Amended Agreement shall have the definition set forth in the Comprehensive Business Alliance Agreement dated July 26, 2013 between Japan Post Holdings Co., Ltd. (hereinafter referred to as “JPH”) and Aflac (as amended by the “Amended Agreement to the Comprehensive Business Alliance Agreement” dated September 5, 2014 entered into between JPH and Aflac; hereinafter referred to as “the Alliance Agreement”).

Chapter 1. Amendments to Original Agreement

Article 1. Amends Article 3 of the Original Agreement
Article 3, Paragraph 1 of the Original Agreement shall be amended as per the following table.

Before Amendment	After Amendment
The types of Insurance Policies of which Insurance Solicitation Aflac entrusts to JPN shall be determined upon consultation between JPN and Aflac. In such case, the types of such Insurance Policies shall be specified in the Agency Commissions Regulations separately provided by Aflac.

The types of Insurance Policies of which Insurance Solicitation Aflac entrusts to JPC shall be the Handled Products as set forth in the Comprehensive Business Alliance Agreement dated July 26, 2013 between Japan Post Holdings Co., Ltd. (hereinafter referred to as “JPH”) and Aflac (as amended by “Amendment Agreement to the Comprehensive Business Alliance Agreement” dated September 5, 2014 between JPH and Aflac; hereinafter referred to as “the Alliance Agreement”). In such case, the types of such Insurance Policies shall be specified in the Agency Commissions Regulations separately provided by Aflac.

Article 2. Amends Article 10, Paragraph 4 of the Original Agreement
Article 10, Paragraph 4 of the Original Agreement shall be amended as per the following table.

Before Amendment	After Amendment
4. In case this Agreement terminates due to expiration of the term or cancellation, Aflac shall not pay to JPN the commissions on and after the termination date.	4. In case this Agreement terminates, Aflac shall not pay to JPC the commissions on and after the termination date.

Provisional English Translation
Original Agreement Executed in Japanese

Article 3. Amends Article 17, Paragraph 5 of the Original Agreement
Article 17, Paragraph 5 of the Original Agreement shall be amended as per the following table.

Before Amendment	After Amendment
JPN and Aflac shall return or destroy Confidential Information, excluding those agreed upon by the other party, according to the instructions of the other party upon termination of this Agreement due to expiration of the term or cancellation.

JPC and Aflac shall return or destroy Confidential Information, excluding those agreed upon by the other party, according to the instructions of the other party upon termination of this Agreement.

Article 4 (Amends Article 23, Paragraph 3 of the Original Agreement)
Article 23, Paragraph 3 of the Original Agreement shall be amended as per the following table.

Before Amendment	After Amendment
JPN shall, in case the term of this Agreement has expired or terminated due to cancellation, report the status of the Agency Services at the termination hereof to Aflac upon request from Aflac.	JPC shall, in case this Agreement has terminated, report the status of the Agency Services at the termination hereof to Aflac upon request from Aflac.

Article 5 (Amends Article 30 of the Original Agreement)
Article 30 of the Original Agreement shall be amended as per the following table.

Before Amendment	After Amendment
Article 30 Cancellation of Agreement
1.    JPN or Aflac may cancel this Agreement with one-month prior notification in writing. Any matter not stipulated herein, with the cancellation hereof, shall be determined upon consultation between JPN and Aflac.
2.    Notwithstanding the provisions set forth in the preceding Paragraph, Aflac may cancel this Agreement without warning in any of the following cases:
(1)    JPN fails to be registered within 6 months after the conclusion hereof;
(2)    Pursuant to the provisions of laws and regulations, JPN’s registration has been cancelled, ceases to be effective, or has been revoked; or

Article 30 Termination of Agreement
1. This Agreement shall automatically terminate on the date the Alliance Agreement terminates pursuant to Article 18, Paragraph 1 of the Alliance Agreement, and shall not terminate under any other circumstances.

Provisional English Translation
Original Agreement Executed in Japanese

(3)    JPN is deemed to have committed an inappropriate act which may be an object of cancellation of registration pursuant to laws and regulations.
3.    JPN or Aflac may cancel this Agreement without any warning in case the other party falls under any of the following cases:
(1)    Notes and checks are dishonored and suspended by bank from being traded;
(2)    Public authority was exercised such as seizure, provisional seizure, provisional disposition, auction, compulsory execution, and disposition of delinquency;
(3)    A petition has been filed or a party has filed a petition itself for bankruptcy, civil rehabilitation proceedings, corporate reorganization proceedings, special liquidation, or the like; or
(4)    Other serious events occur which may make it difficult to continue this Agreement, such as serious damage to the relationship of trust between both parties.
4.    In the event this Agreement is terminated due to expiration of the term or cancellation, JPN must immediately return to Aflac all Aflac possessions that were delivered by Aflac, and documents, etc. which JPN keeps in custody as set forth in Article 15.
5.    At the termination of this Agreement, JPN and Aflac must promptly perform in good faith any existing obligations that arose during the term hereof.

6.    In case there are acts which conform to the Items of Paragraph 2 that do not result in the cancellation of this Agreement but are inappropriate with regard to Insurance Solicitation or may damage the benefits of Policyholders, Aflac may request JPN

2. In the event this Agreement is terminated, JPC must immediately return to Aflac all Aflac possessions that were delivered by Aflac, and documents, etc. which JPC keeps in custody as set forth in Article 15.

3. At the termination of this Agreement, JPC and Aflac must promptly perform in good faith any existing obligations that arose during the term hereof, to the extent that doing so does not violate the Alliance Agreement.

4. In case there are acts that are inappropriate with regard to Insurance Solicitation or may damage the benefits of Policyholders, Aflac may request JPC to submit reports or take other reasonable measures as deemed necessary.

Provisional English Translation
Original Agreement Executed in Japanese

to submit reports or take other reasonable measures as deemed necessary.
5. Even if this Agreement terminates, the following provisions shall remain in effect.

Article 17 (Confidentiality), Article 18 (Handling of Personal Information), Article 23 (Report on the Status of Agency Services) Paragraph 3, Article 32 (Obligation for Compensation of Losses), Article 33 (Jurisdiction), Article 37 (Governing Law), and Article 39 (the Alliance Agreement)

6. Effects of termination of this Agreement shall, in addition to this Article, comply with the provisions of the Alliance Agreement.

Article 6 (Deletes Article 35 of the Original Agreement)
Article 35 of the Original Agreement shall be amended as per the following table.

Before Amendment	After Amendment
Article 35 Term of Agreement
The term of this Agreement shall be one year from the date the Agreement was concluded, and unless there is any objection from either JPN or Aflac one month prior to the expiration date, the term of this Agreement shall be extended for another year. The same shall apply thereafter.

Article 35 (Deleted)

Article 7 (New establishment of Article 39 of the Original Agreement)
Article 39 shall be newly established in the Original Agreement.

Before Amendment	After Amendment
(Newly established)
Article 39 (the Alliance Agreement)
1. JPC shall affirm and comply with the following provisions of the Alliance Agreement. Further, Aflac shall commit to the corresponding provisions vis-à-vis JPC. To stipulate for avoidance of doubt, under this Article JPC and Aflac shall have

Provisional English Translation
Original Agreement Executed in Japanese

their respective rights vis-à-vis the other party as set forth in the corresponding provisions of the Alliance Agreement and shall bear their own duties to the other party as set forth in the provisions of the Alliance Agreement.

(1)    Provisions setting forth rights or responsibilities for which JPC is the assignee, or provisions setting forth items pertaining to JPC’s actions (this applies to Alliance Agreement Article 2, Article 4 Paragraphs 2 and 4, Articles 5 through 10, and Article14 through 16).

(2)    Provisions setting forth items pertaining to this Agreement (this applies to the Alliance Agreement Articles 18 and 20).

2. Pertaining to the rights, etc. that JPC or Aflac possesses vis-à-vis the other party, JPC and Aflac hereby agree per these provisions to the following additional provisions.

[***]

For the period until the Alliance Agreement terminates, details of initiatives to meet the Sales Targets set forth in Article 10 of the Alliance Agreement shall be determined by good faith consultation among JPH, JPC, JPI, and Aflac by the beginning of each fiscal year. Unless JPH, JPC, JPI, and Aflac agree to different handling, four copies of minutes shall be prepared regarding the determined items, and JPH, JPC, JPI, and Aflac shall each store a copy.

Chapter 2. General Clauses

Article 8. Non-waiver of Rights
The fact that either JPC or Aflac does not exercise rights or has been delayed in the exercise of rights pursuant to the Amended Agreement does not mean that the rights pursuant to the Amended Agreement have been waived.

Article 9. Contractual Status, etc.
JPC and Aflac confirm that the rights, obligations, legal statuses, and position as party to the Amended Agreement may not be assigned, transferred, pledged, or otherwise disposed of.

Provisional English Translation
Original Agreement Executed in Japanese

Article 10. Confidentiality

1. JPC and Aflac have a duty to protect the confidentiality of Confidential Alliance Information pursuant to this Article. “Confidential Alliance Information” stipulated in the Amended Agreement means information disclosed by one Party to the other Party (hereinafter, the Party that discloses information shall be referred to as the “Disclosing Party” and the Party that receives the disclosure shall be referred to as the “Receiving Party”; in cases in which a Related Party of the Receiving Party (in this Article, the scope of “Related Party” shall be JPC Related Parties (in this Article, “JPC Related Party” means (1) JPC subsidiary (the definition of subsidiary shall conform to the provisions of the Alliance Agreement; the same shall apply hereinafter) and (2) Director, officer, employee, or representative (if any of the preceding exist) of JPC or subsidiary thereof) or Aflac Related Parties (in this Article, “Aflac Related Party” means (1) Aflac subsidiary and (2) Director, officer, employee, or representative (if any of the preceding exist) of Aflac) receives the disclosure, the Receiving Party shall be deemed to have received the disclosure) stipulated in the following items.
(1) Corporate Information
All information disclosed by the Disclosing Party to the Receiving Party shall be Corporate Information, regardless of the timing or format in which the information was disclosed. Provided, however, that the following information shall not be included in Corporate Information.

1)	Information that is commonly known or has become known due to causes other than disclosure by the Receiving Party.

2)	Information that the Receiving Party had received prior to provision by the Disclosing Party.
3)　Information that the Receiving Party received from a person other than the Disclosing Party that does not owe an obligation to the Disclosing Party not to disclose the information to the Receiving Party.
(2) Alliance Information
All information generated in the performance of the business operations pertaining to the Comprehensive Business Alliance shall be Alliance Information, regardless of the timing or format in which the information was generated. Provided, however, that information that is commonly known or became known not as a result of disclosure by one party not pursuant to the agreement of other parties shall not be included in Alliance Information. To avoid doubt, both Parties shall have obligations as the Receiving Party regarding Alliance Information.
2. The Receiving Party shall keep the Confidential Alliance Information confidential with the due care of a prudent manager and shall not disclose or leak to a third party without the Disclosing Party’s advance written consent. Provided, however, that this shall not apply to cases in which the Receiving Party discloses Confidential Alliance Information to its Related Parties within a minimum scope necessary for performance of the Comprehensive Business Alliance or discloses Confidential Information to entrusted parties when entrusting business operations (including but not limited to system development operations) necessary for performance of the Comprehensive Business Alliance. In such cases, the Receiving Party shall take necessary and reasonable measures to cause all persons involved with the Confidential Alliance Information to comply with this Article.

Provisional English Translation
Original Agreement Executed in Japanese

3. If the Receiving Party discloses Confidential Alliance Information to third party after obtaining advance written consent from the Disclosing Party pursuant to the previous Paragraph, the Receiving Party shall cause the third party to comply with the confidentiality obligations via methods such as entering into a confidentiality agreement with the third party and entering into a confidentiality agreement including equivalent confidentiality obligations as those stipulated in the Amended Agreement.
4. Regardless of the stipulations of Paragraph 2, if the Receiving Party is requested to disclose Confidential Alliance Information pursuant to law or regulation or by an authorized public agency, the Receiving Party may, after giving advance notice to the Disclosing Party, disclose Confidential Alliance Information within a scope reasonably determined necessary to respond to the disclosure request. Provided, however, that a subsequent notice to the Disclosing Party will be sufficient in an emergency or unavoidable circumstances.
5. The Receiving Party shall use the Confidential Information only for the purpose of performing the Comprehensive Business Alliance and shall not use it for any other purpose.
6. The Receiving Party may copy, modify, or edit the Confidential Alliance Information to a minimum scope necessary to perform the Comprehensive Business Alliance, and shall treat copied, modified, and edited Confidential Alliance Information as Confidential Alliance Information.
7. If the Alliance Agreement terminates or there is a request from the Disclosing Party, the Receiving Party shall, excluding information within the scope reasonable permitted as necessary for saving records required as a legal or internal control necessity, promptly return all Confidential Alliance Information disclosed pursuant to the Comprehensive Alliance Agreement (including but not limited to originals, copies, storage media containing the Confidential Alliance Information, copies of said storage media, printouts and downloads of the Confidential Alliance Information stored on the storage media, etc.); and shall dispose of matters that cannot be returned or that the Disclosing Party has designated as not necessary to return after taking measures to completely destroy the entries or records of Confidential Alliance Information by shredding, dissolution, etc.
8. If any of the following Items apply to the Receiving Party, the Receiving Party shall promptly notify the Disclosing Party and comply with the Disclosing Party’s instructions.
(1) The Receiving Party has breached this Article or has learned this Article is likely to be breached
(2) A leak or loss of Confidential Alliance Information (hereinafter referred to as “Leak”) has occurred, or the Receiving Party has learned such an event will likely occur.
9. If a Leak of Confidential Alliance Information occurs, the Receiving Party shall promptly take measures to retrieve the Leaked Confidential Alliance Information and prevent its spread, and shall take the necessary measures from the perspective of minimizing damage, preventing secondary damage, and avoiding the occurrence of similar incidents, etc., including investigating the factual background (including but not limited to the details of the Leaked Confidential Alliance Information, the causes of the Leak, damage status, etc.) and taking measures to prevent recurrence.
10. The Receiving Party shall bear responsibility for breaches of the provisions of this Article by Related Parties thereof.

Provisional English Translation
Original Agreement Executed in Japanese

11. If the Receiving Party or a Related Party thereof breaches or is likely to breach the provisions of this Article, the Disclosing Party may demand enjoinment of the breaching activity and the Receiving Party may not raise any objection.

Article 11 Effectiveness of the Amended Agreement
1. The Amended Agreement shall be effective retroactively as of the execution date of the Alliance Agreement.
2. The Amended Agreement shall automatically terminate on the termination date of the Alliance Agreement pursuant to Article 18, Paragraph 1 of the Alliance Agreement and shall not terminate under any other circumstances.

Article 12. Survival Clause
Even after the Amended Agreement has terminated, Chapter 1 (Amendments to Original Agreement), Article 10 (Confidentiality), this Article, Article 13 (Governing Law), Article 14 (Court of Jurisdiction), and Article 15 (Amendments to the Amended Agreement) shall remain in effect.

Article 13. Governing Law
1. The Amended Agreement shall be prepared in Japanese and interpreted thereof.
2. The Amended Agreement shall be governed by Japanese law and interpreted in accordance thereof.

Article 14. Court of Jurisdiction
The Tokyo District Court shall be the exclusive court of first jurisdiction regarding any conflict arising out of or in connection with the Amended Agreement.

Article 15. Amendments to the Amended Agreement
Full or partial amendments to the Amended Agreement may only be made by written agreement of JPC and Aflac.

Article 16. Good Faith Consultation
If doubt arises regarding the interpretation or operation of the Amended Agreement, JPC and Aflac shall endeavor to consult in good faith to reach a prompt resolution.

In witness whereof, two original copies of this Agreement shall be made, and JPC and Aflac shall sign and keep one original copy each.

June 27, 2016

1-3-2 Kasumigaseki, Chiyoda-ku, Tokyo-to
Japan Post Co., Ltd.
Representative Executive Officer, President & CEO
Toru Takahashi (seal)

Provisional English Translation
Original Agreement Executed in Japanese

Shinjuku Mitsui Bldg., 2-1-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo-to
American Family Life Assurance Company of Columbus
President and Representative in Japan
Hiroshi Yamauchi (seal)